UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2026

Callan JMB Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42506	99-0931141
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Flightline Drive Spring Branch, Texas	78070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (830) 438-0395

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CJMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2026, Eric Kash resigned from his position as Executive Vice President of Callan JMB Inc. (the “Company”), and from his position as a member of the Board of Directors of the Company, including any committee positions, effective as of June 5, 2026. Mr. Kash’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Kash’s resignation, the Company and Mr. Kash entered into a Settlement, Waiver and Release Agreement, dated June 5, 2026 (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the Company agreed to pay Mr. Kash a total severance amount of $125,000, payable in three equal monthly installments of $41,666.67 each, less applicable withholdings and deductions, with the first installment payable following the expiration of the applicable revocation period. The Company also agreed to pay Mr. Kash all accrued and unused vacation pay earned through the effective date of his separation, less applicable withholdings and deductions.

The Settlement Agreement further provides that Mr. Kash currently holds 187,500 vested stock options, which will remain outstanding and exercisable in accordance with their terms and will expire only upon expiration of the 10-year option term set forth in the applicable award agreement, and will not be subject to any shorter post-termination exercise period as a result of Mr. Kash’s separation from the Company.

The Settlement Agreement contains mutual releases of claims by the Company and Mr. Kash, provides for termination of the Employment Agreement, dated October 1, 2024, as amended by the Amendment to Employment Agreement dated October 24, 2024, and includes customary confidentiality, non-disparagement, covenant not to sue, cooperation and related provisions. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the future financial performance of the Company and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “potential,” “continues,” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding the Company’s intent to submit a plan to regain compliance with the Stockholders’ Equity Requirement within 45 calendar days and the Company’s ability to regain compliance with the Stockholders’ Equity Requirement by the deadline imposed by Nasdaq.

These forward-looking statements reflect the Company’s current expectations and projections based on information available as of the date of this Current Report on Form 8-K and are subject to a number of risks and uncertainties, including, but not limited to, general economic, financial, and business conditions; the Company’s ability to successfully implement its strategic initiatives; supply chain disruptions; regulatory compliance and legal proceedings; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company cautions investors that forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement, Waiver and Release Agreement, dated June 5, 2026, by and between Callan JMB Inc. and Eric Kash.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2026	Callan JMB Inc.

	By:	/s/ Wayne Williams
	Name:	Wayne Williams
	Title:	Chief Executive Officer